Exhibit 10.5

FARMINGTON SAVINGS BANK
VOLUNTARY DEFERRED COMPENSATION PLAN
FOR SELECT EMPLOYEES

effective January 1, 2007

FARMINGTON SAVINGS BANK
VOLUNTARY DEFERRED COMPENSATION PLAN
FOR SELECT EMPLOYEES

Section 1. Purpose

1.1           Farmington Savings Bank (the “Bank”) and First Connecticut Bancorp (the “Holding Company”) establish this Farmington Savings Bank Voluntary Deferred Compensation Plan for Select Employees (the “Plan”) to assist the Bank in attracting, retaining, and motivating individuals of high caliber and experience to act as key management employees of the Bank by providing them with an opportunity to defer their compensation.  The Plan is intended to be an unfunded plan under ERISA that is maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

Section 2. Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

2.1           “Bank” shall mean Farmington Savings Bank, a mutual savings bank, its successors and any other affiliated company as shall be designated by the Board to participate in the Plan.

2.2           “Beneficiary” shall mean one or more persons, estates or other entities, designated in accordance with such procedures as may be specified by the Committee, that are entitled to receive benefits under the Plan upon the death of a Participant.

2.3           “Board” shall mean the Board of Directors of the Bank.

2.4           “Change in Control” shall mean the occurrence of any of the following events:

(a)
the Bank, if it converts to the stock form of organization, or the mutual Holding Company parent of the Bank, if it converts to the stock form of organization, or any parent corporation of the Bank that may be formed (the “Parent”) merges into or consolidates with another corporation, or merges another corporation into the Bank, the Holding Company or the Parent, and as a result, with respect to the Bank, the Holding Company or the Parent, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by “Persons” as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who were stockholders of the Bank, the Holding Company or the Parent, as the case may be, immediately before the merger or consolidation or, with respect to the Bank, the Holding Company or any Parent that is in the form of a mutual company, less than a majority of the directors of the resulting corporation immediately after a merger or consolidation were directors of the Bank, the Holding Company or the Parent, as the case may be, immediately before the merger or consolidation;

(b)
following any conversion of the Bank, the Holding Company or any Parent to the stock form of organization, any Person (other than any trustee or other fiduciary holding securities under an employee benefit plan of the Bank or the Parent or with respect to a conversion of the Bank, the Holding Company or any Parent), becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the resulting corporation representing twenty-five percent (25%) or more of the combined voting power of the resulting corporation’s then-outstanding securities;

(c)
during any period of twenty-four (24) months, individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director nominated by a Person who has entered into an agreement with the Bank, the Holding Company or the Parent to effect a transaction described in Sections 2.3(a), (b) or (d) hereof, (ii) a director nominated by any Person (including the Bank) who publicly announces an intention to take or to consider taking actions (including, but not limited to, an actual or threatened proxy contest) which if consummated would constitute a Change in Control or (iii) a director nominated by any Person who is the Beneficial Owner, directly or indirectly, of securities representing twenty-five percent (25%) or more of the combined voting power of the securities of the Bank or any Parent or the Holding Company, if converted to the stock form of organization) whose election by the Board or nomination for election by the Bank’s stockholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(d)
the stockholders or Directors of the Bank approve a plan of complete liquidation of the Bank or an agreement for the sale or disposition by the Bank of all or substantially all of the Bank’s assets; or

(e)	the Board adopts a resolution to the effect that, for purposes of this Plan, a Change in Control has occurred.

Notwithstanding the foregoing, the term “Change in Control” shall not include the issuance of shares to the general public by the Bank or any Parent of the Bank or the conversion of the Bank or the Holding Company from the mutual to the stock form of organization where the stock organization issues its own shares to the general public unless any Person other than the Holding Company becomes the Beneficial Owner, directly or indirectly, of securities of the Bank or the Bank’s Parent representing twenty-five percent (25%) or more of the combined voting power of the Bank’s or the Bank’s Parent’s, as the case may be, then outstanding securities.

2.5           “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

2.6           “Committee” shall mean the Voluntary Deferred Compensation Committee appointed by the Board.

2.7           “Compensation” with respect to any Plan Year shall mean an Employee’s Compensation for such Plan Year within the meaning provided in the qualified retirement plan maintained by the Bank that includes a cash or deferred arrangement under Section 401(k) of the Code, but including any bonuses includible in such Employee’s W-2 earnings for such Plan Year and without the limitation imposed by Section 401(a)(17) of the Code for such Plan Year.  Compensation payable after December 31st of any Plan Year for services performed during the final payroll period of the immediately preceding Plan Year shall be treated as Compensation for services performed in the Plan Year in which it is paid.  The preceding sentence shall not apply to any Compensation paid for services performed during any period other than such final payroll period, such as the payment of an annual bonus.

2.8           “Deferral” shall mean the amount credited to a Participant’s Deferral Account for a Plan Year to reflect Compensation otherwise payable to a Participant during such Plan Year which such Participant has elected to defer pursuant to Section 4 hereof.

2.9           “Deferral Account” shall mean the separate account maintained for a Participant on the books of the Bank to reflect Deferrals, adjusted for earnings thereon.

2.10           “Disability or Disabled” shall mean either that (a) the Participant has been determined to be totally disabled by the Social Security Administration; or (b) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Bank.

2.11            “Effective Date” shall mean January 1, 2007.

2.12            “Employee” shall mean a person in the employ of the Bank who is a Vice President or more senior officer of the Bank.

2.13           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.14            “Holding Company” shall mean First Connecticut Bancorp.

2.15            “Participant” shall mean any Employee who is employed on December 31st of the year preceding the Plan Year of Deferral (unless the Plan Year of Deferral is the Employee’s initial year of employment) and who elects to make Deferrals for the Plan Year.

2.16           “Plan” shall mean the Farmington Savings Bank Voluntary Deferred Compensation Plan for Select Employees.

2.17           “Plan Administrator” shall mean the Committee.

2.18           “Plan Interest Rate” shall mean a rate of interest, set annually in December to be effective for the subsequent calendar year, equal to the five-year Bank Certificate of Deposit yield for such month of December, to be credited on a monthly basis during such subsequent calendar year.

2.19           “Plan Year” shall mean each calendar year.

2.20           “Potential Change in Control” shall mean:  (a) the Bank, the Holding Company or any parent corporation of the Bank has entered into an agreement, the consummation of which would result in the occurrence of a Change in Control; (b) any Person, as such term is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended, (including the Bank or any parent corporation of the Bank) has publicly announced an intention to take or to consider taking actions which if consummated would constitute a Change in Control; or (c) the Board has adopted a resolution to the effect that, for purposes of this Plan, a Potential Change in Control has occurred.

2.21           “Regulations” shall mean proposed and final Treasury Regulations, as the same may be amended from time to time.

2.22           “Separation from Service” shall mean termination of employment with the Bank and any affiliate of the Bank.  Whether a Participant has had a Separation of Service shall be determined by the Committee on the basis of all relevant facts and circumstances and with reference to Regulations Section 1.409A-1(h).

2.23           “Specified Employee” shall mean an Employee who satisfies the requirements for being designated a “key employee” under Section 416(i)(1)(A)(i), (ii) or (iii) of the Code without regard to Section 416(i)(5) of the Code at any time during a Plan Year, in which case such Employee shall be considered a Specified Employee for the twelve (12)-month period beginning on the first day of the fourth month immediately following the end of such Plan Year.

2.24           “Unforeseeable Emergency” means a severe financial hardship of a Participant resulting from: (a) an illness or accident of the Participant or the Participant’s spouse or dependent as defined in Section 152 of the Code without regard to Section 152(b)(1), (b)(2) and (d)(1)(B); (b) a loss of the Participant’s property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.  Whether a Participant has an Unforeseeable Emergency shall be determined by the Committee on the basis of all relevant facts and circumstances and with reference to Regulations Section 409A-3(g)(3).

Section 3. Administration

3.1           The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.  Any decision by the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their Beneficiaries or successors).  The foregoing notwithstanding, the Board may exercise any power or perform any function of the Committee, in which case any applicable reference to the “Committee” herein shall be deemed to refer to the Board.

3.2           The Committee shall act by vote or written consent of a majority of its members.  Members of the Committee who are either eligible to become Participants or who are Participants may vote on or participate in any matter affecting the administration of the Plan, provided, however, that no member of the Committee may vote on or participate in any matter directly relating to the benefits of such member.

3.3           The Committee, or its designee, shall (a) notify Directors and Employees about their eligibility to participate in the Plan; (b) formulate and recommend to the Board such changes in the Plan as may facilitate the administration of the Plan; (c) value Deferral Accounts, and maintain Deferral Accounts and records of Deferrals and earnings thereon, payment of Deferral Account balances, and Beneficiary designations; (d) prepare communications to Participants and Beneficiaries; (e) prepare reports and data required by the Bank concerning the Plan; (f) obtain necessary consents and approvals; and (g) take any other actions as are otherwise necessary or appropriate for effective implementation and administration of the Plan.

Section 4. Deferrals

4.1           A Participant may voluntarily elect to defer his or her Compensation in the following manner:

(a)
In order to make a voluntary Deferral election pursuant to the Plan, an Employee must complete and deliver to the Committee a written election, on such forms as shall be provided to the Employee by the Committee, not later than 30 days after the date on which he or she commences employment with the Bank. For Deferrals to occur in subsequent years, such Employee must complete and deliver to the Committee a written election not later than December 31st of the year preceding the subsequent year (or such earlier deadline as may be specified by the Committee, provided that such deadline shall be established so as to ensure effective tax deferral by the Participant and to conform to all applicable requirements of Code Section 409A).  Such an election shall only be effective with respect to Compensation earned after the date of the election.  Such election shall remain effective for all future years of service unless the Participant makes a new valid election in a subsequent year by the applicable deadline for such election.

4.2           A Participant may elect to defer all or any portion of his or her Compensation for any Plan Year in accordance with the procedure specified in Section 4.1. A Deferral election shall designate the portion of the Participant’s Compensation that is to be deferred and shall further designate the time and manner of payment of such Deferral in accordance with Section 5, below.   Elections to make Deferrals for a Plan Year, the amount of such Deferrals for such Plan Year and the time and form of payment of such Deferrals shall be irrevocable except as otherwise provided in Sections 5 and 6, below.

4.3           A Participant’s Deferrals shall be credited to a Participant’s Deferral Account as of each date on which his or her Compensation would otherwise have been paid.  A Participant’s Deferral Account shall be credited monthly until such Deferral Account is paid out in full to such Participant or such Participant’s Beneficiary with the amount of notional interest earned on the Deferral Account assuming that such interest is earned at the Plan Interest Rate. A Participant shall at all times be fully vested in his or her Deferral Account.

Section 5. Time and Form of Payment

    5.1           A Participant’s Deferral election shall specify the time and form of payment of the Compensation subject to the Deferral election (and the earnings thereon) according to one of the following methods:

(a)	Payment in a single lump sum at the earliest of the Participant’s Separation from Service, the Participant’s Disability or a date specified in the Participant’s Deferral election;

(b)	Payment in a single lump sum on a date specified in the Participant’s Deferral election;

(c)
Payment in equal consecutive annual or monthly installments over a period not to exceed 15 years as specified in the Participant’s Deferral election, the first installment to be paid as of the earliest of the Participant’s Separation from Service, the Participant’s Disability or a date specified in the Participant’s Deferral election; or

(d)
Payment in equal consecutive annual or monthly installments over a period not to exceed 15 years as specified in the Participant’s Deferral election, the first installment to be paid on a date specified in the Participant’s Deferral election.

Payment as provided hereinabove upon a Participant’s Disability or Separation from Service shall be made or begin on such date as the Committee may determine which is not later than 90 days after such event.

    5.2           The provisions of Sections 4 and 5 to the contrary notwithstanding, in the event of a Participant’s death prior to the commencement of payment of such Participant’s Deferral Account, payment shall be made to the Participant’s Beneficiary in a single lump sum on such date as the Committee may determine which is not later than 90 days after the Participant’s death unless otherwise specified in the Participant’s Deferral election.   If a Participant dies after installment payments have commenced as provided in Sections 5.1(c) or (d) and before all such payments have been made, the remaining installments shall be accelerated and paid to the Participant’s Beneficiary in a single lump sum on such date as the Committee may determine which is not later than 90 days after the Participant’s death unless otherwise specified in the Participant’s Deferral election.

    5.3           A Participant may change an election to delay the time and/or change the form of payment of Compensation governed by a prior Deferral election by filing a subsequent written election with the Committee, provided, however, that (a) no such delay or change shall be effective until twelve (12) months after the date such election is filed with the Committee; (b) except in the event of payment upon death, Disability or Unforeseeable Emergency, such election must be filed with the Committee not fewer than twelve (12) months prior to the date payment was otherwise scheduled to be made in the case of a change to a lump sum distribution or twelve (12) months prior to the date installment payments were scheduled to begin in the case of a change to an installment distribution; and (c) except in the event of payment upon death, Disability or Unforeseeable Emergency, the new distribution date or form of payment may not be effective sooner than the fifth anniversary of the date payment was otherwise scheduled to be made in the case of a change to a lump sum distribution or the fifth anniversary of the date installment payments were scheduled to begin in the case of a change to an installment distribution.  With respect to a change in a prior Deferral election of  an installment form of payment, such five-year delay shall apply not only to the first such installment payment but to all subsequent installment payments.   An installment form of distribution shall be treated as an entitlement to a single payment in accordance with the provisions of  Regulations Section 1.409A-2(b)(2)(iii). The foregoing notwithstanding, a Participant may change a prior Deferral election as to the time and/or form of payment of all or a portion of such Participant’s Deferral Account by filing one or more written elections with the Committee on or before December 31, 2007 (or such later date as may be specified in Regulations or other Internal Revenue Service guidance interpreting Section 409A of the Code) provided that any such election shall be made in writing on such form as the Plan Administrator may reasonably require and, provided further, that the election may apply only to amounts that would not otherwise be payable in 2007 and may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007.

    5.4           The provisions of Sections 4 and 5 to the contrary notwithstanding, a payment to a Participant may be delayed to a date after the designated payment date under any of the following circumstances:

(a)         if the Bank’s deduction with respect to such payment otherwise would be limited or eliminated by the application of Section 162(m) of the Code, in which case payment shall be made upon the earlier of:  (i) the earliest date at which the Bank reasonably anticipates that the deduction of the payment of the amount will not be limited or eliminated by the application of Section 162(m) of the Code; or (ii) the calendar year in which the Participant has a Separation from Service;

(b)         if the Bank reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law in which case payment shall be made at the earliest date on which the Bank reasonably anticipates that the making of the payment will not cause such violation;

(c)         if there is a bona fide dispute as to a Participant’s or Beneficiary’s entitlement to payment as provided in Regulations Section 1.409A-3(g);

(d)         if calculation of the amount of the payment is not administratively practicable due to events beyond the control of the Participant, provided that payment is made during the first calendar year in which payment is administratively practicable;

(e)         if the funds of the Bank are not sufficient to make the payment on the date specified under the Plan without jeopardizing the Bank’s ability to continue as a going concern, provided that payment is made during the first calendar year in which the making of the payment would not have such effect; or

(f)         upon such other events and conditions as the Internal Revenue Service may prescribe in accordance with the Regulations under Section 409A of the Code.

    5.5           Anything in this Plan to the contrary notwithstanding, in the event of any conversion of the Bank or any parent corporation of the Bank to the stock form of organization and if such stock is publicly traded on an established securities market or otherwise, payment to any Specified Employee upon Separation from Service shall not be made before the date that is six (6) months after the date of Separation from Service (or, if earlier, the date of death of such Specified Employee).  In the event such Specified Employee has elected payment of his or her Deferral Account in the form of installments as provided in Section 5.1(c) or (d) above, installment payments to which such Specified Employee would otherwise be entitled during the first six (6) months following his or her Separation from Service shall be accumulated and paid on the first installment payment date of the seventh month following the Separation from Service.  The six (6)-month delay in payment described herein shall not apply, however, to any payment made under the circumstances described in Sections 5.6(a) or (b).

    5.6           The provisions of Sections 4 and 5 to the contrary notwithstanding, a payment to or on behalf of a Participant shall be accelerated under each of the following circumstances:

(a)         if payment is required to be made to an individual other than the Participant to fulfill a domestic relations order as defined in Section 414(p)(1)(B) of the Code;

(b)         if payment is necessary to satisfy requirements established pursuant to a written determination by the Office of Government Ethics that:  (i) divestiture of the financial interest or termination of the financial arrangement is reasonably necessary to comply with any Federal conflict of interest statute, regulation, rule or executive order (including Section 208 of Title 18, United States Code), or is requested by a congressional committee as a condition of confirmation; and (ii) specifies the financial interest to be divested or terminated;

(c)         if the Plan fails to meet the requirements of Section 409A of the Code and the Regulations thereunder in an amount equal to that required to be included in income as a result of such failure; and

(d)         at the Committee’s discretion, if the balance of the Participant’s Deferral Account is not greater than the applicable dollar amount under Section 402(g)(1)(B) of the Code provided that such payment shall constitute the entirety of the Participant’s interest in the Plan and all similar arrangements that would constitute a nonqualified deferred compensation plan under Regulations Section 1.409A-1(c) and provided that the Committee’s decision to make such distribution shall be evidenced in writing no later than the date of such payment.

Section 6. Cancellation of Deferral Election; Distribution Upon Unforeseeable Emergency

6.1           The provisions of Sections 4 and 5 to the contrary notwithstanding, in the event that a Participant has an Unforeseeable Emergency, the Participant may apply to the Committee in writing to cancel his or her Deferral election and to obtain a distribution of all or such portion of the Participant’s Deferral Account as is reasonably necessary to satisfy such Unforeseeable Emergency (which may include amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).  Upon the Committee’s determination that such an Unforeseeable Emergency exists, the Participant’s Deferral election shall be cancelled and the distribution requested by the Participant shall be made provided that such Unforeseeable Emergency may not be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or by cessation of deferrals under the Plan or any other retirement plan maintained by the Bank.  Following any such distribution, the Participant may not make a subsequent Deferral election except in accordance with the provisions governing Deferral elections set forth in Section 4.1, above.

6.2           The provisions of Sections 4 and 5 to the contrary notwithstanding, a Participant’s Deferral election under this Plan shall terminate if necessary for the Participant to obtain a hardship distribution under a qualified retirement plan that includes a cash or deferred arrangement under Section 401(k) of the Code as required by Regulations Section 1.401(k)-1(d)(3).  Following any such termination of a Participant’s Deferral election, the Participant may not make a subsequent Deferral election except in accordance with the provisions governing Deferral elections set forth in Section 4.1, above.

Section 7. Change in Control

    7.1           In the event of a Potential Change in Control or a Change in Control, the Bank shall, not later than 15 days thereafter, have established one or more rabbi trusts and shall deposit therein cash in an amount sufficient to provide for full payment of all potential obligations of the Plan.  Such rabbi trust(s) shall be irrevocable and shall provide that the Bank may not, directly or indirectly use or recover any assets of the trust(s) until such time as all obligations which potentially could arise under this Plan have been settled and paid in full, subject only to the claims of creditors of the Bank in the event of insolvency or bankruptcy of the Bank; provided, however, that if no Change in Control has occurred within one year after such Potential Change in Control, such rabbi trust shall at the end of such one-year period become revocable and may thereafter be revoked by the Bank.

Section 8. Nontransferability of Rights Under the Plan

8.1           Deferral Accounts shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, whether voluntary or involuntary except as provided in Section 5.6(a).  Any such attempted assignment or transfer shall be void.

Section 9. Successor Employer

    9.1           The Bank and the Holding Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank or the Holding Company to expressly assume and agree to perform under this Plan in the same manner and to the same extent that the Bank and the Holding Company would be required to perform if no such succession had taken place.   As used in this Plan, “Bank” and “Holding Company” shall mean the Bank and the Holding Company, respectively, as hereinbefore defined, and any successor to its or their business and/or assets as aforesaid which assumes and agrees to perform this Plan by operation of law, or otherwise and, in the case of an acquisition of the Bank or the Holding Company in which the corporate existence of the Bank or the Holding Company, as the case may be, continues, the ultimate parent company following such acquisition. Subject to the foregoing, the Bank and the Holding Company may transfer and assign this Plan and the Bank’s and the Holding Company’s rights and obligations hereunder.

Section 10. Unfunded Plan

10.1           The Plan is intended to constitute an unfunded deferred compensation arrangement. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind.  The Bank’s obligations hereunder shall be an unfunded and unsecured promise to pay money in the future for tax purposes and, if applicable, for purposes of Title I of ERISA.  A Participant’s right to receive his or her Deferral Account balance shall be no greater than the right of an unsecured general creditor of the Bank.  Deferral Account balances shall be paid from the general funds of the Bank, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such Deferral Account balances except as otherwise provided in Section 7.1, above.

Section 11. Governing Law

    11.1           The Plan shall be construed and governed in accordance with the laws of the State of Connecticut, to the extent not preempted by federal law. Anything in this Plan to the contrary notwithstanding, the terms of this Plan shall be interpreted and applied in a manner consistent with the requirements of Section 409A of the Code and the Regulations thereunder and the Bank and the Holding Company shall have no right to accelerate or make any payment under this Plan except to the extent permitted under Section 409A of the Code.  The Bank and the Holding Company shall have no obligation, however, to reimburse a Participant for any tax penalty or interest payable or provide a gross-up payment in connection with any tax liability of the Participant under Section 409A of the Code except that this provision shall not apply in the event of the Bank’s or the Holding Company’s negligence or willful disregard in interpreting the application of  Section 409A of the Code to the Plan which negligence or willful disregard causes a Participant to become subject to a tax penalty or interest payable under Section 409A of the Code.

Section 12. Withholding

12.1           The Bank shall deduct from all amounts paid under this Plan any taxes required to be withheld by any Federal, state, or local government tax statutes.  The Participants and their Beneficiaries, distributees, and personal representatives will be responsible for the payment of any and all Federal, foreign, state, local, or other income or other taxes imposed on amounts paid under this Plan.

Section 13. Amendment, Suspension, or Termination

13.1           This Plan may be amended or suspended by action of the Board; provided, however, that any such amendment or suspension shall not adversely affect the rights of  Participants or Beneficiaries to receive Deferrals and earnings thereon credited to their Deferral Accounts prior to such action and notional interest on such Deferral Accounts at the Plan Interest Rate (which may not be decreased from that in effect on the Effective Date) until such Deferral Accounts are paid in full to such Participants or such Participants’ Beneficiaries in accordance with the time and form of payment elections made by or applicable to such Participants pursuant to Section 5, nor shall any such amendment or suspension cause any payment that a Participant or Beneficiary is entitled to receive under this Plan to become subject to an income tax penalty under Section 409A of the Code.

13.2           This Plan may be terminated and lump sum distributions made to Participants (or their Beneficiaries) of their Deferral Accounts hereunder only in the event of a dissolution of the Bank taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1(A), provided that Participants’ Deferral Account balances are included in such Participants’ gross incomes in the later of :  (i) the calendar year in which the Plan termination occurs; or (ii) the first calendar year in which the payment is administratively practicable.

Section 14. Claims for Benefits

                   14.1  Claims for benefits under the Plan may be filed in writing with the Plan Administrator. Written or electronic notice of the disposition of a claim shall be furnished to the claimant within 90 days after the claim is filed (or within 180 days if special circumstances require an extension of time for processing the claim and if notice of such extension and circumstances is provided to the claimant within the initial 90-day period). In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided.  In addition, the claimant shall be furnished with an explanation of the Plan’s claims review procedures and the time limits applicable to such procedures, including, if the claimant is an Employee, a statement that the claimant has a right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

                   14.2  Any Participant or former Participant or authorized representative or Beneficiary of either, who has been denied a benefit by a decision of the Plan Administrator shall be entitled to request a review of the denied claim. The claimant may submit a written request for review to the Plan Administrator no later than 60 days after the date on which such denial is received by such claimant.  The claimant may submit written comments, documents, records and other information relating to the claim to the Plan Administrator.  The claim for review shall be given a full and fair review that takes into account all comments, documents, records and other information submitted that relates to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The Plan Administrator shall provide the claimant with written or electronic notice of the decision on review within 60 days after the request for review is received by the Plan Administrator (or within 120 days if special circumstances require an extension of time for processing the claim and if notice of such extension and circumstances is provided to the claimant within the initial 60-day period).  Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision, specific references to the pertinent Plan provisions on which the decision is based, a statement that if the claimant is an Employee, the claimant has a right to bring a civil action under Section 502(a) of ERISA and that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant to the claim for benefits.  A document is relevant to the claim for benefits if it was relied upon in making the determination, was submitted, considered or generated in the course of making the determination or demonstrates that benefit determinations are made in accordance with the Plan and that Plan provisions have been applied consistently with respect to similarly situated claimants.

                   14.3 No Employee, former Employee or Beneficiary of an Employee shall institute any action or proceeding in any state or federal court of law or equity, or before any administrative tribunal or arbitrator, for a claim for benefits under the Plan until such claimant has first exhausted the procedures set forth in Sections 14.1 and 14.2.